EXHIBIT 10.43

                               SECOND AMENDMENT TO
                         THE 1993 STOCK OPITON PLAN FOR
                          KEY EMPLOYEES OF FARR COMPANY

            This Second Amendment (the "Amendment") to The 1993 Stock Option Plan for Key Employees of Farr Company (the "Plan") is hereby adopted as of the 23rd day of March, 1999.

      1. Section 2.1 of the Plan is hereby amended and restated in its entirety as follows:


                  "The shares of stock subject to Options shall be shares of the Company's $.10 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 1,100,000. Furthermore, the maximum number of such shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed 250,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code."

     2. The words "disinterested person" in Section 6.1 of the Plan are hereby deleted and replaced with the words "non-employee director."

     3. The foregoing amendments to the Plan will be submitted to the stockholders of the Company for their approval at the Annual Meeting of the Stockholders to be held on May 4,1999. Only the amendment set forth in Section 1 above requires the approval of the stockholders, so in the absence of approval, the amendment set forth in Section 2 will be effected.


     IN WITNESS WHEREOF, I have executed this Second Amendment to the Plan as of the 23rd day of March, 1999.


                                     /s/ Stephen E. Pegg

                                     Stephen E. Pegg
                                     Senior Vice President, Secretary and
                                     Chief Financial Officer